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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        As previously disclosed, on November 24, 2003, UnitedGlobalCom, Inc.'s (the "Company") wholly-owned subsidiary, Old UGC, Inc. ("Old UGC"), which principally owns the Company's interests in Latin America and Australia, reached an agreement (the "Restructuring Agreement") with the Company, IDT United, Inc. ("IDT United") (in which the Company has a 94% fully diluted interest and a 33% common equity interest) and the unaffiliated stockholders of IDT United on terms for the restructuring of Old UGC's outstanding 10.75% Senior Discount Notes (the "Old UGC Notes"). The outstanding principal balance of the Old UGC Notes is $1.262 billion. Of this amount, the Company holds approximately $638 million directly, IDT United holds approximately $599 million, and third parties hold approximately $25 million.

        Consistent with the Restructuring Agreement, on January 12, 2004 Old UGC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III
Frederick G. Westerman III Chief Financial Officer

Date: January 12, 2004

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  Item 5. Other Events and Required FD Disclosure.
SIGNATURE